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                                                                EXHIBIT 10.1(e)




                                PAYMENT GUARANTY


         This PAYMENT GUARANTY ("Guaranty") is made as of August 6, 1997, by NHC HOLDINGS CORP., a Nevada corporation ("Guarantor"), in favor of BANK OF AMERICA TEXAS, N.A. ("Bank").

                               FACTUAL BACKGROUND

         A. Guarantor is executing this Guaranty to induce Bank to make a loan (defined in Section 2 as the "Loan") to PACIFIC UNITED, L.P., a Texas limited partnership ("Borrower") in the principal amount of Three Million Six Hundred Seventy-Five Thousand and No/100 Dollars ($3,675,000.00). The Loan is being made under a Construction Loan Agreement (the "Loan Agreement") entered into as of the date hereof, between Bank and Borrower.

         B. The Loan is evidenced by a promissory note (the "Note") made payable to Bank in the principal amount of the Loan. The Note is secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental ("Deed of Trust") from the Borrower to David S. Owens, Trustee, covering certain real and personal property, as therein described (all collectively, the "Property"). The Note may also be secured by other collateral, as more fully explained in the Loan Agreement.

         C. This Guaranty is one of several Loan Documents, as defined and designated in the Loan Agreement. The Loan Documents also include the Loan Agreement, the Note, the Deed of Trust and certain other specified instruments and agreements.

                                    GUARANTY

         1. Guaranty of Loan. Each Guarantor irrevocably, unconditionally, and jointly and severally guarantees to Bank the full payment of the Loan, and unconditionally agrees to pay Bank the full amount of the Loan. This is a guaranty of payment, not of collection. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the full amount of the Loan as primary obligor. If Borrower fails to pay the Loan, or any part of it when due in accordance with its terms, after the giving of all notices required by the Loan Documents or if Borrower fails to pay the Loan or any part of it following the occurrence of an Event of Default (as such term is defined in the Note), then Guarantor, or any of them, shall in lawful money of the United States pay to Bank or order, on demand, all sums due and owing on the Loan, including all interest, charges, fees and other sums, costs and expenses. Bank agrees to give to Guarantor a copy of each notice of default that Bank is required to give to Borrower contemporaneously with the giving of such notice to Borrower.

         2. Loan. In this Guaranty, the term "Loan" is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Note or the other Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed. For purposes of this Guaranty, the Loan includes any and all such obligations which may arise in connection with (a) any set aside letters and (b) any advances made before recording of the Deed of Trust, and any interest rate swaps or other transactions between Borrower and Bank which may afford interest rate protection to all or part of the Loan. If the amount outstanding under the Loan is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether Guarantor was a party to the proceeding in which the determination was made or not. Notwithstanding the foregoing, this Guaranty shall not extend to modifications of the Loan Documents entered into without Guarantors written consent, to the extent such modifications evidence additional advances

Payment Guaranty/Pacific United, L.P.                                     Page 1
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to Borrower for the purpose of acquiring land not included within the Property or to construct improvements not situated on the Property.

         3. Rights of Bank. Guarantor authorizes Bank to perform any or all of the following acts at any time in its sole discretion, all without notice to any Guarantor and without affecting any Guarantor's obligations under this Guaranty:

                 (a) Bank may alter any terms of the Loan or any part of it, including renewing, compromising extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loan or any part of it; provided, Bank shall not modify the Loan Documents so as to increase the principal amount of the Note to more than $3,675,000.00 without the prior written consent of Guarantor.

                 (b) Bank may take and hold security for the Loan or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

                 (c) Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan or this Guaranty, and Bank may also bid at any such sale.

                 (d) Bank may apply any payments or recoveries from Borrower, any Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Bank may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

                 (e) Bank may release Borrower of its liability for the Loan or any part of it.

                 (f) Bank may substitute, add or release any one or more guarantors or endorsers.

                 (g) In addition to the Loan, Bank may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

         4. Guaranty to be Absolute and Continuing. Guarantor expressly agrees that until the Loan is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, this Guaranty shall continue in full force and Guarantor shall not be released by or because of:

                 (a) Any act or event which might otherwise discharge, reduce, limit or modify any Guarantor's obligations under this Guaranty other than a breach by Bank of its obligations hereunder (provided that if Bank breaches its obligations hereunder, such breach shall not release Guarantor from its liability hereunder, but Guarantor may assert a right of set-off to reduce its liability hereunder by an amount equal to actual damages sustained by Guarantor by reason of such breach by Bank);

                 (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Bank, or its failure to proceed promptly or otherwise as against Borrower, any Guarantor or any security;

                 (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of any Guarantor as against Borrower; or





Payment Guaranty/Pacific United, L.P.                                     Page 2
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                 (d)      Any dealings occurring at any time between Borrower
and Bank, whether relating to the Loan or otherwise.

         Each Guarantor expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of each Guarantor under it shall be absolute and unconditional under any and all circumstances.

         5.      Guarantor's Waivers.  Each Guarantor waives:

                 (a)      [Intentionally omitted];

                 (b) Any right it may have to require Bank to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Bank's power to pursue;

                 (c) Any defense based on any claim that any Guarantor's obligations exceed or are more burdensome than those of Borrower or any other Guarantor;

                 (d) Any defense based on: W any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;

                 (e) Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving Borrower, including any election to have Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to Borrower in any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;

                 (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices Of intention to accelerate and acceleration and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Bank to Guarantor expressly provided for in Section 1; and

                 (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loan or any part of it.

         6.      Waivers of Subrogation and Other Rights.

                 (a) Upon the occurrence of an Event of Default (as such term is defined in the Note), Bank in its sole discretion, without prior notice to Guarantor (except as provided in Section 1 hereof) and without consent of Guarantor, may elect to do any one or more of the following: W foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or any Guarantor, and/or (iv) exercise any other remedy against Borrower or any security. No such action by Bank shall release or limit the liability of any Guarantor, each of whom shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive a Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any





Payment Guaranty/Pacific United, L.P.                                     Page 3
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sums paid to Bank, whether contractual or arising by operation of law or otherwise. Each Guarantor expressly agrees that under no circumstances shall he or it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

                 (b) Regardless of whether any Guarantor may have made any payments to Bank, until the Loan has been paid and performed in full, each Guarantor hereby waives: W all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Bank may have against Borrower, and (iii) all rights to participate in any security now or later to be held by Bank for the Loan. Further, each Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas, including without limitation, any rights pursuant to Rule 31, Texas Rules of Civil Procedure, Articles 1986 and 1987, Revised Civil Statutes of Texas and Chapter 34 of the Texas Business and Commerce Code.

                 (c) Guarantor understands and acknowledges that if Bank forecloses judicially or nonjudicially against any real property security for the Loan, that foreclosure could impair or destroy any ability that a Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right a Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by any Guarantor under this- Guaranty. By executing this Guaranty, each Guarantor freely, irrevocably and unconditionally: W waives and relinquishes any defense to this Guaranty that he or it may have by law as a result of such action by Bank and agrees that each Guarantor will be fully liable under this Guaranty even though Bank may foreclose judicially or nonjudicially against any real property security for the Loan; (ii) agrees that he or it will not assert any such defense in any action or proceeding which Bank may commence to enforce this Guaranty; and (iii) acknowledges and agrees that Bank is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration which Bank is receiving for making the Loan.

         7. Revival and Reinstatement. If Bank is required to pay, return or restore to Borrower or any other person any amounts previously paid on the Loan because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Bank shall continue with regard to such amounts, all as though they had never been paid.

         8. Information Regarding Borrower and the Property. Before signing this Guaranty, each Guarantor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Property, and such other matters as he or it deemed appropriate to assure himself or itself of Borrower's ability to discharge its obligations under the Loan Documents. Each Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to Bank. Bank has no duty to disclose to any Guarantor any information which Bank may have or receive about Borrower's financial condition or business operations, the condition or uses of the Property, or any other circumstances bearing on Borrower's ability to perform.

         9. Subordination. Commencing automatically upon the occurrence of a monetary Event of Default and continuing so long as such monetary Event of Default remains uncured, any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any subsequent owner of the Property, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Bank of the Loan. No Guarantor shall be entitled to





Payment Guaranty/Pacific United, L.P.                                     Page 4
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enforce or receive payment of any sums hereby subordinated until the Loan has been paid and performed in full and any such sums received in violation of this Guaranty shall be received by each Guarantor in trust for Bank. The provisions of this Section 9 shall not be operative until the occurrence of a monetary Event of Default. For purposes of this Section 9, a "monetary Event of
Default" means an Event of Default under any of the Loan Documents that is curable by the payment of money which neither Borrower nor Guarantor have paid.

         10. Financial Information. Guarantor shall keep true and correct financial books and records, using sound accounting principles consistently applied. Within one hundred twenty (120) days after the end of each fiscal year, Guarantor shall deliver to Bank an audited financial statement, together with a statement showing all changes in its financial condition which occurred during the preceding fiscal year. Guarantor shall promptly provide Bank with any additional audited financial information that such Guarantor may obtain. Guarantor shall deliver to Bank, within thirty (30) days after filing with the Internal Revenue Service, copies of signed tax returns and shall deliver such other information concerning its affairs and properties as Bank may reasonably request.

         11. Guarantor's Representations and Warranties. Guarantor represents and warrants that:

                 (a) All financial statements and other financial information furnished or to be furnished to Bank are or will be true and correct in all material respects and do or will fairly represent the financial condition of each Guarantor (including all contingent liabilities);

                 (b) There has been no material adverse change in any Guarantor's financial condition since the dates of the statements most recently furnished to Bank.

         12.     Events of Default.  After the giving of any notice required by
Section 1 hereof, Bank may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("Events of Default"):

                 (a) Any Guarantor fails to perform any of its obligations under this Guaranty; or

                 (b) Any Guarantor revokes this Guaranty or this Guaranty becomes ineffective for any reason; or

                 (c) Any representation or warranty made or given by any Guarantor to Bank proves to be false or misleading in any material respect; or

                 (d) Any Guarantor becomes insolvent or the subject of any Insolvency Proceeding.

         13. Arbitration. Any controversy or claim between or among the parties, including those arising out of or relating to this Guaranty or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration conducted in Dallas, Texas. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The arbitrator(s) shall be an attorney(s) having no less than seven (7) years experience in contracts and litigation relating to commercial construction. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional





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or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No provision of this
Section 13 shall limit the right of any party to this Agreement (i) to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding or (ii) seek or obtain injunctive or similar relief during the pendency of any arbitration or other proceeding except relating directly to the subject matter of the arbitration proceeding. Notwithstanding the foregoing, during the pendency of arbitration proceedings that are initiated at the request of Bank and which are limited to matters for which Bank has requested arbitration (including any related matters for which Guarantor has requested concurrent arbitration), Bank hereby agrees that it will not exercise its self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security. Notwithstanding the foregoing, Bank, shall have the unilateral right to dismiss any arbitration proceeding commenced at Bank's request and following three (3) days' notice to Guarantor of Bank's election to dismiss such arbitration proceeding, the provisions of the preceding sentence shall not apply. In any subsequent judicial proceeding, Bank's election to dismiss such arbitration proceeding shall be without prejudice to Bank's or Guarantor's claims or defenses in respect of the subject matter of that arbitration proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At Bank's option, foreclosure under the deed of trust may be accomplished either by exercise of power of sale under the deed of trust or by judicial foreclosure.

         14. Authorization, No Violation. Each Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of each Guarantor. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which a Guarantor is a party.

         15. Additional and Independent Obligations. Each Guarantor's obligation under this Guaranty are in addition to its obligations under any other existing or future guaranties to Bank, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Bank. Each Guarantor's obligations under this Guaranty are independent of those of Borrower on the Loan. Bank may bring a separate action, or commence a separate arbitration proceeding against Guarantor or any of them without first proceeding against Borrower, any other person or any security that Bank may hold, and without pursuing any other remedy. Bank's rights under this Guaranty shall not be exhausted by any action by Bank until the Loan has been paid and performed in full.

         16. No Waiver: Consents: Cumulative Remedies. Each waiver by Bank must be in writing, and no waiver shall be construed as a continuing waiver.
No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower, any Guarantor or any security. Consent by Bank to any act or omission by Borrower or any Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. All remedies of Bank against Borrower and Guarantor are cumulative.

         17. No Release. No Guarantor shall be released from its obligations under this Guaranty except by a writing signed by Bank.

         18. Heirs, Successors and Assigns: Participations. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Bank and each Guarantor, respectively; provided, however, that no Guarantor may assign this Guaranty, or assign or delegate any of his or its rights or obligations under this Guaranty, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell or assign participations or other interests in the Loan and this Guaranty, in whole of in part,





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all without notice to or the consent of Guarantor and without affecting
Guarantor's obligations under this Guaranty. Also without notice to or the consent of any Guarantor, Bank may disclose any and all information in its possession concerning any Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan and this Guaranty.

         19. Notices. All notices given under this Guaranty must be in writing and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight (48) hours after deposit in certified United States mail, postage prepaid, sent to the party at its address given at the end of this Guaranty. Those addresses may be changed by Bank or any Guarantor by written notice to the other party. Service of any notice on any one Guarantor signing this Guaranty shall be effective service on Guarantor for a purposes.

         20. Rules of Construction. In this Guaranty, the word "Borrower" includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Loan. The word "person" includes any individual, company, trust or other legal entity of any kind. If this Guaranty is executed by more than one person, the word "Guarantor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

         21. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         22. Costs and Expenses. If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees (including reasonable allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agree to pay all of Bank's costs and expenses, including reasonable attorneys' fees (including reasonable allocated costs for services of Bank's in-house counsel) which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of this Guaranty. From the time(s) incurred until paid in full to Bank, all sums shall bear interest at the Default Rate, as defined in the Note.

         23. Consideration. Each Guarantor acknowledges that he or it expects to benefit from Bank's extension of the Loan to Borrower because of his or its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

         24. Miscellaneous. The death or legal incapacity of any Guarantor shall not terminate the obligations of such Guarantor or any other Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Any Guarantor who is married agrees that Bank may look to all of his or her community property and separate property to satisfy his or her obligations under this Guaranty. Time is of the essence in the performance of this Guaranty by each Guarantor.





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

         25. Integration, Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Guarantor and Bank as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and Bank. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Bank and a Guarantor.

         26. Release. Conditioned upon the payment in full of the Loan and the performance of all obligations of Borrower and Guarantor under the Loan Documents, within a reasonable time after Guarantor's written request, Bank will confirm to Guarantor in writing that Guarantor's obligations under this Guaranty are released.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                          GUARANTOR.
                                          ---------

                                          NHC HOLDINGS CORP.,
                                          a Nevada corporation


                                          By: /s/ BILL BRADLEY
                                             ---------------------------------
                                          Name: Bill Bradley
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          Addresses Where Notices to
                                          Guarantor are to be-Sent.

                                          NHC Holdings Corp.
                                          c/o Pacific USA Holding Corp.
                                          3200 Southwest Freeway, Suite 1220
                                          Houston, Texas 77027
                                          Attn:    Cathryn L. Porter
                                          Title:   Chief General Counsel


                                          Address Where Notices to
                                          Bank are to be Sent.

                                          Bank of America Texas, NA.
                                          1925 W. John Carpenter Freeway
                                          Irving, Texas 75063-3297
                                          Attention:       Robert J. Carroll





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


THE STATE OF TEXAS        )
                          )
COUNTY OF _____________   )

         This instrument was acknowledged before me on this 8th day of August, 1997, by Bill Bradley of NHC HOLDINGS CORP., a Nevada corporation, on behalf of said corporation.


                                             /s/ CAROL SOLAIDONE
                                             ----------------------------------
                                             Notary Public Signature
(PERSONALIZED SEAL)





Payment Guaranty/Pacific United, L.P.                                     Page 9